Exhibit 99.1
[FOR IMMEDIATE RELEASE]
First Business Financial Services, Inc.
401 Charmany Drive
Madison, WI 53719

FIRST BUSINESS BANK REPORTS STRONG FOURTH QUARTER 2021 NET INCOME OF $8.6 MILLION
-- Record loan growth, expansion of diversified fee income, continued improvement in asset quality metrics, and provision benefit highlight quarterly performance --
MADISON, Wis., January 27, 2022 (BUSINESS WIRE) -- First Business Financial Services, Inc. (the “Company”, the “Bank”, or “First Business Bank”) (Nasdaq:FBIZ) reported net income of $8.6 million, or $1.01 diluted earnings per share, in the fourth quarter of 2021. The Company reported net income of $9.2 million, or $1.07 per share, in the third quarter of 2021 and $6.1 million, or $0.71, in the fourth quarter of 2020. For the full year 2021, the Company reported net income of $35.8 million, or $4.17 per share, compared to $17.0 million, or $1.97 per share, in 2020.
“First Business Bank’s fourth quarter reflects a continuation of the strong performance our team has achieved throughout 2021, highlighted by record loan growth for both the quarter and year and continued improvement in our already strong asset quality metrics which resulted in a loan loss provision benefit in the quarter,” President and Chief Executive Officer Corey Chambas said. “As we look ahead to 2022, we see ample runway for continued above-market performance. Our lending pipelines are robust, giving us confidence in our ability to drive double-digit loan growth again in 2022. In addition, we see potential for continued reserve release in 2022.”
Quarterly and Annual Highlights
•Continued Robust Loan Growth. Loans, excluding Paycheck Protection Program (“PPP”) loans, grew a record $153.3 million, or 29.8% annualized, from the third quarter of 2021 and $291.5 million, or 15.2%, from the fourth quarter of 2020, as the Company continued to expand its traditional lending throughout its geographies and grow its specialized lending mix.
•Strong In-Market Deposit Growth. Total period-end in-market deposits grew by $98.6 million, or 21.6% annualized, from the third quarter of 2021 and $245.3 million, or 14.6%, from the fourth quarter of 2020. Period-end in-market deposits represent 82.9% of total Bank funding at December 31, 2021 compared to 74.8% at December 31, 2020.
•Expanded Fee Income. Non-interest income grew by $554,000, or 7.9%, and $770,000, or 11.3%, from the linked quarter and prior year quarter, respectively, to $7.6 million and made up 26.6% of top line revenue, as the Company continued to expand its diversified fee income streams. Revenue from private wealth management reached a record of $2.9 million on $2.921 billion in assets under management and administration for the period, while gains on the sale of Small Business Administration (“SBA”) loans were $1.0 million and commercial loan interest rate swap fee income was $684,000.
•Further Improvement of Asset Quality Metrics. Non-performing assets declined 14.2% to $6.5 million, or 0.25% of total assets, improving by 4 and 79 basis points from September 30, 2021 and December 31, 2020, respectively. The Company had no material active COVID-19 loan modifications as of December 31, 2021.
•Compounding Tangible Book Value. Tangible Book Value per share grew by 14.7% annualized in the quarter to $26.03, which is nearly double the ten-year compound annual growth rate of 8%.

Quarterly Financial Results

(Unaudited)	As of and for the Three Months Ended			As of and for the Year Ended
(Dollars in thousands, except per share amounts)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net interest income	$20,924	$21,223	$22,512	$84,662	$77,071
Adjusted non-interest income (1)	7,569	7,015	6,799	28,071	26,944
Operating revenue (1)	28,493	28,238	29,311	112,733	104,015
Operating expense (1)	17,644	18,546	17,591	71,571	65,619
Pre-tax, pre-provision adjusted earnings (1)	10,849	9,692	11,720	41,162	38,396
Less:
Provision for loan and lease losses	(508)	(2,269)	4,322	(5,803)	16,808
Net loss on foreclosed properties	7	6	54	15	383
Amortization of other intangible assets	2	7	8	25	35
SBA recourse benefit	(122)	(69)	(330)	(76)	(278)
Impairment on tax credit investments	—	—	328	—	2,395
Loss on early extinguishment of debt	—	—	—	—	744
Add:
Net gain (loss) on sale of securities	—	—	—	29	(4)
Income before income tax expense	11,470	12,017	7,338	47,030	18,305
Income tax expense	2,879	2,819	1,254	11,275	1,327
Net income	$8,591	$9,198	$6,084	$35,755	$16,978
Earnings per share, diluted	$1.01	$1.07	$0.71	$4.17	$1.97
Book value per share	$27.48	$26.56	$24.06	$27.48	$24.06
Tangible book value per share (1)	$26.03	$25.11	$22.66	$26.03	$22.66

Net interest margin (2)	3.39%	3.45%	3.69%	3.44%	3.40%
Adjusted net interest margin (1)(2)	3.23%	3.22%	3.25%	3.21%	3.28%
Fee income ratio (non-interest income / total revenue)	26.56%	24.84%	23.20%	24.92%	25.90%
Efficiency ratio (1)	61.92%	65.68%	60.02%	63.49%	63.09%
Return on average assets (2)	1.32%	1.41%	0.93%	1.37%	0.70%
Pre-tax, pre-provision adjusted return on average assets (1)(2)	1.66%	1.49%	1.80%	1.58%	1.59%
Return on average equity (2)	15.04%	16.39%	11.92%	16.21%	8.64%

Period-end loans and leases receivable	$2,239,408	$2,123,306	$2,145,970	$2,239,408	$2,145,970
Period-end loans and leases receivable, excluding net PPP loans	$2,212,111	$2,058,852	$1,920,647	$2,212,111	$1,920,647
Specialized lending as a percent of total gross loans and leases, excluding net PPP loans	20.01%	18.31%	18.63%	17.78%	17.03%
Average loans and leases receivable	$2,179,769	$2,131,099	$2,185,662	$2,179,154	$2,011,322
Period-end in-market deposits	$1,928,285	$1,829,644	$1,683,008	$1,928,285	$1,683,008
Average in-market deposits	$1,866,875	$1,810,948	$1,690,433	$1,784,302	$1,568,502
Allowance for loan and lease losses	$24,336	$24,676	$28,521	$24,336	$28,521
Non-performing assets	$6,522	$7,605	$26,651	$6,522	$26,651
Allowance for loan and lease losses as a percent of total gross loans and leases	1.09%	1.16%	1.33%	1.09%	1.33%
Allowance for loan and lease losses as a percent of total gross loans and leases, excluding net PPP loans	1.10%	1.20%	1.48%	1.10%	1.48%
Non-performing assets as a percent of total assets	0.25%	0.29%	1.04%	0.25%	1.04%
Non-performing assets as a percent of total assets, excluding net PPP loans	0.25%	0.30%	1.14%	0.25%	1.14%
(1)This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.
(2)Calculation is annualized.

Fourth Quarter 2021 Compared to Third Quarter 2021
Net interest income decreased $299,000, or 1.4%, to $20.9 million.
•Net interest income decreased primarily due to a reduction in fees in lieu of interest. Fees in lieu of interest, which can vary from quarter to quarter based on client-driven activity, totaled $1.7 million, compared to $2.8 million, and included $892,000 and $1.7 million in PPP fees, respectively. Excluding fees collected in lieu of interest and interest income from PPP loans, net interest income increased $927,000, or 20.4% annualized.
•Average loans and leases receivable, excluding net PPP loans in both periods of comparison, increased $83.3 million, or 16.3% annualized, to $2.127 billion.
•The yield on average interest-earning assets decreased nine basis points to 3.81% from 3.90%. Excluding average net PPP loans, the PPP loan interest income of $134,000, and the aforementioned fees in lieu of interest, the yield earned on average interest-earning assets increased seven basis points to 3.60% from 3.53%. The rate paid for average total bank funding decreased three basis point to 0.33% from 0.36%. Total bank funding is defined as total deposits plus Federal Home Loan Bank (“FHLB”) and Federal Reserve Paycheck Protection Program Liquidity (“PPPLF”) advances, if any.
•Net interest margin decreased six basis points to 3.39% from 3.45%. Adjusted net interest margin was 3.23%, up one basis point compared to 3.22% in the linked quarter. Adjusted net interest margin is a non-GAAP measure representing net interest income excluding fees in lieu of interest and other recurring but volatile components of net interest margin divided by average interest-earning assets less average net PPP loans and other recurring but volatile components of average interest-earning assets such as excess liquidity and non-accrual loans. Due to significant loan growth in 2021 and expectations for low double-digit growth in 2022, management believes excess liquidity will revert back to historical averages in 2022.
•The Bank maintained its historically neutral-to-asset-sensitive balance sheet through 2021 and ended the year appropriately positioned for net interest income to benefit from rising short-term interest rates in 2022.
The Company reported a net benefit to provision for loan and lease losses of $508,000, compared to a $2.3 million benefit in the third quarter of 2021.
•The benefit to provision for loan and lease losses in the fourth quarter of 2021 was primarily due to a $862,000 reduction in the general reserve from improving historical loss rates and an $805,000 reduction due to qualitative risk factor improvements, which were partially offset by a $1.4 million increase in the general reserve due to loan growth.
•The benefit to provision in the third quarter of 2021 was primarily due to a $923,000 reduction in the general reserve from improving historical loss rates, $1.3 million in net recoveries, and a $451,000 decrease in specific reserves. These decreases were partially offset by a $426,000 increase in the general reserve due to loan growth.
Non-interest income increased $554,000, or 7.9%, to $7.6 million.
•Private wealth management fee income increased $115,000, or 4.2% to $2.9 million. Private wealth and trust assets under management and administration measured a record $2.921 billion at December 31, 2021, up $173.0 million, or 25.2% annualized, primarily due to growth from new and existing clients.
•Gains on sale of SBA loans increased $321,000 to $1.0 million. Management believes SBA 7a loan production, while variable based on timing of closings, will continue to increase annually at a measured pace.
•Commercial loan interest rate swap fee income was $684,000. In the linked third quarter the Company reported no swap fee income, which can vary from period to period based on client demand and the interest rate environment.
•Other fee income decreased $599,000 to $1.3 million, compared to $1.9 million in the third quarter, when the Company recorded higher than typical returns from its investments in mezzanine funds.
Non-interest expense decreased $959,000, or 5.2%, to $17.5 million, while operating expense decreased $902,000, or 4.9%, to $17.6 million.
•Compensation expense was $12.4 million, reflecting a decrease of $904,000, or 6.8%, from the linked third quarter primarily due to a decrease in average full-time equivalent employees (“FTE”) in the fourth quarter and an increase to the Company’s performance-based incentive compensation accruals in the third quarter of 2021 as a result of strong company performance relative to bonus criteria. Average FTEs for the fourth quarter of 2021 were 301, down 10 from 311 in the linked quarter. The Company’s compensation philosophy is to provide base salaries competitive with the market. Given the incredibly competitive job market and the critical importance to the Company of retaining employees, annual base salaries were increased an additional $650,000, or approximately 2%, more in 2022 than the Company’s historical average annual merit increase.

•Other non-interest expense increased $185,000 to $904,000, due to an increase in the credit valuation adjustment related to the commercial loan interest rate swap program and a seasonal fourth quarter increase in charitable donations.
The full year effective tax rate for 2021 was 23.96%. For 2022, the Company expects to report an effective tax rate of 22%-23%, excluding discrete items, as management intends to continue actively pursuing tax credit opportunities.
Total period-end loans and leases receivable, excluding net PPP loans in both periods of comparison, increased $153.3 million, or 29.8% annualized, to $2.212 billion. This growth rate is not sustainable and was primarily due to an unusually high number of loan closings in the quarter and a negligible amount of payoffs. Management believes loan growth will moderate to low double-digits as the Company’s specialized lending products scale over time.
•Commercial and industrial (“C&I”) loans, excluding net PPP loans, increased $86.9 million, or 56.4% annualized, led by First Business Bank’s conventional commercial lending, as well as specialized commercial lending which represents 20.0% of total loans, up from 17.0% last year. Management believes the timely prior-period investments in the Company’s specialized lending business lines, such as dealer floorplan financing, small-ticket equipment vendor financing, accounts receivable financing, and asset based lending have positioned C&I lending for strong and sustainable growth.
•Commercial real estate (“CRE”) loans increased by $66.9 million, or 19.3% annualized, to $1.455 billion, compared to $1.388 billion, as new production more than offset payoffs and paydowns. This increase was driven by term financing of existing non-owner-occupied real estate, as well as financing of construction projects where the Bank will also be the source of permanent financing when construction is complete.
Total period-end in-market deposits increased $98.6 million, or 21.6% annualized, to $1.928 billion, compared to $1.830 billion, and the average rate paid decreased one basis point to 0.13%.
•Non-interest bearing transaction accounts and money market accounts increased $63.5 million and $25.7 million, respectively, during the quarter.
Period-end wholesale funding, including FHLB advances, Federal Reserve PPPLF advances, brokered deposits, and deposits gathered through internet deposit listing services, decreased $34.0 million to $398.4 million.
•Wholesale deposits decreased $45.0 million to $29.6 million. The average rate paid on wholesale deposits increased 11 basis points to 1.03% and the weighted average original maturity of brokered certificates of deposit increased to 3.8 years from 3.5 years.
•FHLB advances increased $11.0 million to $368.8 million. The average rate paid on FHLB advances increased one basis point to 1.30% and the weighted average original maturity decreased to 5.9 years from 6.1 years.
Non-performing assets decreased $1.1 million, or 14.2%, to $6.5 million, or 0.25% of total assets, compared to $7.6 million, or 0.29% of total assets. The reduction in non-performing assets was primarily due to loan payoffs and paydowns. Excluding net PPP loans, non-performing assets were 0.25% of total assets as of December 31, 2021, compared to 0.30% as of September 30, 2021.
The allowance for loan and lease losses decreased $340,000, or 1.4%, as an increase in the general reserve from loan growth was more than offset by a decrease in the historical loss rates, qualitative risk factors, and specific reserves.
•The allowance for loan and lease losses as a percent of total gross loans and leases was 1.09% compared to 1.16% as of September 30, 2021.
•Excluding net PPP loans, the allowance for loan and leases losses as a percent of total gross loans and leases was 1.10%, compared to 1.20% as of September 30, 2021.

Fourth Quarter 2021 Compared to Fourth Quarter 2020
Net interest income decreased $1.6 million, or 7.1%, to $20.9 million.
•The decrease in net interest income primarily reflects lower yields on average gross loans and leases and lower fees collected in lieu of interest. Fees in lieu of interest, which can vary from quarter to quarter based on client-driven activity, totaled $1.7 million, compared to $4.7 million, and included $892,000 and $3.3 million in PPP fees, respectively. Excluding fees collected in lieu of interest and interest income from PPP loans, net interest income increased $2.0 million, or 11.9%. Excluding net PPP loans, average gross loans and leases increased $223.4 million, or 11.7%.
•The yield on average interest-earning assets measured 3.81% compared to 4.22%. Excluding fees collected in lieu of interest, PPP loan interest income and net PPP loans, the yield on average interest-earning assets measured 3.60%, compared to 3.76%. This decrease in yield was primarily due to the decrease in LIBOR and related impact on variable-rate loans, in addition to the renewal of fixed-rate loans and reinvestment of cash flows from the securities portfolio at historically low interest rates. The rate paid for average total bank funding decreased 12 basis points to 0.33% from 0.45%.
•Net interest margin decreased 30 basis points to 3.39% from 3.69%. Adjusted net interest margin decreased two basis points to 3.23% from 3.25%.
The Company reported a net benefit to provision for loan and lease losses of $508,000, compared to provision expense of $4.3 million in the fourth quarter of 2020.
•The benefit to provision for loan and lease losses in the fourth quarter of 2021 was primarily due to a $862,000 reduction in the general reserve from improving historical loss rates and an $805,000 reduction due to qualitative risk factor improvements, which were partially offset by a $1.4 million increase in the general reserve due to loan growth.
•The provision expense in the fourth quarter of 2020 included $6.7 million in charge-offs, which were partially offset by the release of $5.2 million in related specific reserves. Changes in the general reserve increased the provision for loan and lease losses $1.3 million due to historical loss rate updates from net charge-off activity, $1.0 million due to qualitative factor changes in our commercial real estate portfolio, and $639,000 due to loan growth.
Non-interest income of $7.6 million increased by $770,000, or 11.3%, from $6.8 million in the prior year period.
•Private wealth management fee income increased $666,000, or 30.2%, to $2.9 million. Private wealth and trust assets under management and administration measured a record $2.921 billion at December 31, 2021, up $671.7 million, or 29.9%.
•Loan fees of $679,000 increased by $267,000, or 64.8%, primarily due to an increase in conventional, SBA, and floorplan financing activity generating additional processing and service fee income.
•Gains on sale of SBA loans decreased $258,000 to $1.0 million. Management believes SBA 7a loan production, while variable based on timing of closings, will continue to increase annually at a measured pace.
•Commercial loan interest rate swap fee income was $684,000, compared to $1.1 million in the year-ago period. Swap fee income varies from period to period based on client demand and the interest rate environment in any given quarter.
•Other fee income increased $353,000, or 38.6%, to $1.3 million compared to $914,000, primarily due to higher returns from the Company’s investments in mezzanine funds.
Non-interest expense decreased $120,000, or 0.7%, to $17.5 million. Operating expense increased $53,000, or 0.3%, to $17.6 million.
•FDIC insurance decreased $269,000 from $479,000 to $210,000. The decrease was primarily due to improved asset quality and an increase in pre-tax return on average assets.
•During the fourth quarter 2020, the Corporation recognized $328,000 in expense due to the remaining impairment of a federal historic tax credit and community development entity investment, which corresponded with the recognition of $383,000 in tax credits during the quarter. No tax credit investments were recognized in the fourth quarter of 2021.
•Compensation expense increased $302,000, or 2.5%, to $12.4 million. Average FTE were 301 for both the fourth quarter of 2021 and 2020.

Total period-end loans and leases receivable, excluding net PPP loans in both periods of comparison, increased $291.5 million, or 15.2%, to $2.212 billion.
•C&I loans, excluding net PPP loans, increased $196.5 million, or 38.8%, due to an increase in both conventional and specialized lending. This above average growth rate is not sustainable and will moderate to lower double-digits as the Company’s specialized lending products scale over time.
•CRE loans increased $95.5 million, or 7.0%, primarily due to an increase in non-owner-occupied real estate.
Total period-end in-market deposits increased $245.3 million, or 14.6%, to $1.928 billion and the average rate paid decreased seven basis points to 0.13%.
•Transaction and money market accounts increased $143.0 million and $112.9 million, respectively, while certificates of deposits decreased $10.6 million.
Period-end wholesale funding decreased $168.6 million to $398.4 million.
•Wholesale deposits decreased $142.9 million to $29.6 million, compared to $172.5 million, as the existing portfolio runoff was replaced by in-market deposits. The average rate paid on brokered certificates of deposit increased seven basis points to 1.03% and the weighted average original maturity decreased to 3.8 years from 4.3 years.
•FHLB advances decreased $25.7 million to $368.8 million. The average rate paid on FHLB advances was 1.30% in both periods of comparison and the weighted average original maturity increased to 5.9 years from 5.1 years.
Non-performing assets decreased to $6.5 million, or 0.25% of total assets, compared to $26.7 million, or 1.04% of total assets. Excluding net PPP loans, non-performing assets decreased to 0.25% of total assets as of December 31, 2021 compared to 1.14% one year prior.
The allowance for loan and lease losses decreased $4.2 million to $24.3 million, compared to $28.5 million.
•The allowance for loan and lease losses as a percent of total gross loans and leases was 1.09% compared to 1.33%.
•Excluding net PPP loans, the allowance for loan and leases losses as a percent of total gross loans and leases was 1.10% as of December 31, 2021 compared to 1.48% one year prior.

Paycheck Protection Program
As of December 31, 2021, the Company had $27.9 million in gross PPP loans outstanding and deferred processing fees outstanding of $557,000. The processing fees are deferred and recognized over the contractual life of the loan, or accelerated at forgiveness, as an adjustment of yield using the interest method. During the three and twelve months ended December 31, 2021, the Company recognized $892,000 and $7.3 million of processing fees in loans and leases interest income in the unaudited Consolidated Statements of Income, respectively, compared to $3.3 million and $5.3 million for three and twelve months ended December 30, 2020, respectively. The SBA provides a guaranty to the lender of 100% of principal and interest, unless the lender violated an obligation under the agreement. Since loan losses are expected to be immaterial, if at all due to the government guarantee, management excluded the PPP loans from the allowance for loan and lease losses calculation. These short-term loans were funded primarily through a combination of excess cash held at the Federal Reserve and from an increase in in-market deposits.
Share Repurchase Program Update
During the fourth quarter the Company repurchased a total of 24,631 shares for approximately $716,000 at an average cost of $29.05 per share. The Company had no repurchase authority remaining as of December 31, 2021 in its previously disclosed share repurchase program.

About First Business Financial Services, Inc.
First Business Financial Services, Inc., (Nasdaq: FBIZ) is the parent company of First Business Bank. First Business Bank specializes in Business Banking, including Commercial Banking and Specialized Lending, Private Wealth, and Bank Consulting services, and through its refined focus, delivers unmatched expertise, accessibility, and responsiveness. Specialized Lending solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC. For additional information, visit www.firstbusiness.bank.
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business Bank’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:
•Adverse changes in the economy or business conditions, either nationally or in the Company’s markets, including, without limitation, the adverse effects of the COVID-19 pandemic on the global, national, and local economy.
•The effect of the COVID-19 pandemic on the Company’s credit quality, revenue, and business operations.
•Competitive pressures among depository and other financial institutions nationally and in the Company’s markets.
•Increases in defaults by borrowers and other delinquencies.
•Management’s ability to manage growth effectively, including the successful expansion of our client service, administrative infrastructure, and internal management systems.
•Fluctuations in interest rates and market prices.
•Changes in legislative or regulatory requirements applicable to the Company and its subsidiaries.
•Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations.
•Fraud, including client and system failure or breaches of our network security, including the Company’s internet banking activities.
•Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portion of SBA loans.

For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Edward G. Sloane, Jr.
Chief Financial Officer
608-232-5970
esloane@firstbusiness.bank

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$57,110	$110,624	$389,977	$58,874	$56,909
Securities available-for-sale, at fair value	205,702	194,056	171,219	173,261	183,925
Securities held-to-maturity, at amortized cost	19,746	21,196	22,382	24,783	26,374
Loans held for sale	3,570	5,603	6,059	6,576	8,695
Loans and leases receivable	2,239,408	2,123,306	2,143,561	2,235,112	2,145,970
Allowance for loan and lease losses	(24,336)	(24,676)	(25,675)	(28,982)	(28,521)
Loans and leases receivable, net	2,215,072	2,098,630	2,117,886	2,206,130	2,117,449
Premises and equipment, net	1,694	1,700	1,747	1,923	1,998
Foreclosed properties	164	172	179	31	34
Right-of-use assets	4,910	5,263	5,472	5,486	5,814
Bank-owned life insurance	53,600	53,244	52,887	52,537	52,188
Federal Home Loan Bank stock, at cost	13,336	12,351	13,451	14,941	13,578
Goodwill and other intangible assets	12,268	12,229	12,178	12,055	12,018
Derivatives	26,343	28,678	32,377	26,104	49,377
Accrued interest receivable and other assets	39,390	40,664	39,855	38,017	39,478
Total assets	$2,652,905	$2,584,410	$2,865,669	$2,620,718	$2,567,837
Liabilities and Stockholders’ Equity
In-market deposits	$1,928,285	$1,829,644	$2,016,215	$1,737,226	$1,683,008
Wholesale deposits	29,638	74,638	144,492	165,492	172,508
Total deposits	1,957,923	1,904,282	2,160,707	1,902,718	1,855,516
Federal Home Loan Bank advances and other borrowings	403,451	394,090	420,113	448,417	419,167
Junior subordinated notes	10,076	10,072	10,069	10,065	10,062
Lease liabilities	5,406	5,780	6,005	6,040	6,386
Derivatives	28,283	31,890	36,109	29,565	54,927
Accrued interest payable and other liabilities	15,344	13,016	11,214	9,422	15,617
Total liabilities	2,420,483	2,359,130	2,644,217	2,406,227	2,361,675
Total stockholders’ equity	232,422	225,280	221,452	214,491	206,162
Total liabilities and stockholders’ equity	$2,652,905	$2,584,410	$2,865,669	$2,620,718	$2,567,837

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Year Ended
(Dollars in thousands, except per share amounts)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Total interest income	$23,576	$24,014	$24,599	$23,806	$25,770	$95,995	$94,179
Total interest expense	2,652	2,791	2,947	2,943	3,258	11,333	17,108
Net interest income	20,924	21,223	21,652	20,863	22,512	84,662	77,071
Provision for loan and lease losses	(508)	(2,269)	(958)	(2,068)	4,322	(5,803)	16,808
Net interest income after provision for loan and lease losses	21,432	23,492	22,610	22,931	18,190	90,465	60,263
Private wealth management service fees	2,874	2,759	2,744	2,407	2,208	10,784	8,611
Gain on sale of SBA loans	1,042	721	1,203	1,078	1,300	4,044	2,899
Service charges on deposits	1,023	956	941	917	887	3,837	3,415
Loan fees	679	713	569	545	412	2,506	1,826
Net gain (loss) on sale of securities	—	—	29	—	—	29	(4)
Swap fees	684	—	—	684	1,078	1,368	6,860
Other non-interest income	1,267	1,866	835	1,564	914	5,532	3,333
Total non-interest income	7,569	7,015	6,321	7,195	6,799	28,100	26,940
Compensation	12,447	13,351	13,255	12,657	12,145	51,710	45,850
Occupancy	551	544	533	552	556	2,180	2,252
Professional fees	933	1,024	913	866	909	3,736	3,530
Data processing	773	746	798	770	668	3,087	2,734
Marketing	548	572	511	391	411	2,022	1,580
Equipment	223	260	261	246	294	990	1,199
Computer software	1,017	999	1,129	1,115	1,028	4,260	3,900
FDIC insurance	210	291	280	362	479	1,143	1,238
Collateral liquidation cost	40	47	84	94	47	265	328
Net loss (gain) on foreclosed properties	7	6	(1)	3	54	15	383
Tax credit investment impairment	—	—	—	—	328	—	2,395
SBA recourse (benefit) provision	(122)	(69)	245	(130)	(330)	(76)	(278)
Loss on early extinguishment of debt	—	—	—	—	—	—	744
Other non-interest expense	904	719	176	404	1,062	2,203	3,043
Total non-interest expense	17,531	18,490	18,184	17,330	17,651	71,535	68,898
Income before income tax expense	11,470	12,017	10,747	12,796	7,338	47,030	18,305
Income tax expense	2,879	2,819	2,512	3,065	1,254	11,275	1,327
Net income	$8,591	$9,198	$8,235	$9,731	$6,084	$35,755	$16,978

Per common share:
Basic earnings	$1.01	$1.07	$0.95	$1.12	$0.71	$4.17	$1.97
Diluted earnings	1.01	1.07	0.95	1.12	0.71	4.17	1.97
Dividends declared	0.18	0.18	0.18	0.18	0.165	0.72	0.66
Book value	27.48	26.56	25.70	24.83	24.06	27.48	24.06
Tangible book value	26.03	25.11	24.28	23.43	22.66	26.03	22.66
Weighted-average common shares outstanding(1)	8,228,311	8,340,042	8,385,069	8,429,149	8,417,216	8,314,921	8,384,464
Weighted-average diluted common shares outstanding(1)	8,228,311	8,340,042	8,385,069	8,429,149	8,417,216	8,314,921	8,384,464
(1)Excluding participating securities.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	December 31, 2021			September 30, 2021			December 31, 2020
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,417,498	$13,225	3.73%	$1,388,236	$13,090	3.77%	$1,353,333	$12,875	3.81%
Commercial and industrial loans(1)	702,108	8,711	4.96%	680,563	9,259	5.44%	768,869	11,149	5.80%
Direct financing leases(1)	17,662	200	4.53%	18,611	207	4.45%	25,071	278	4.44%
Consumer and other loans(1)	42,501	376	3.54%	43,689	391	3.58%	38,389	355	3.70%
Total loans and leases receivable(1)	2,179,769	22,512	4.13%	2,131,099	22,947	4.31%	2,185,662	24,657	4.51%
Mortgage-related securities(2)	170,002	677	1.59%	154,372	659	1.71%	170,400	742	1.74%
Other investment securities(3)	49,927	209	1.67%	45,196	196	1.73%	39,647	183	1.85%
FHLB stock	12,345	155	5.02%	13,279	167	5.03%	14,608	179	4.90%
Short-term investments	59,970	23	0.15%	116,621	45	0.15%	31,418	9	0.11%
Total interest-earning assets	2,472,013	23,576	3.81%	2,460,567	24,014	3.90%	2,441,735	25,770	4.22%
Non-interest-earning assets	140,892			147,631			162,010
Total assets	$2,612,905			$2,608,198			$2,603,745
Interest-bearing liabilities
Transaction accounts	$497,743	239	0.19%	$509,089	251	0.20%	$482,670	250	0.21%
Money market	749,247	321	0.17%	703,460	306	0.17%	655,581	287	0.18%
Certificates of deposit	42,507	36	0.34%	42,370	71	0.67%	78,693	308	1.57%
Wholesale deposits	62,342	161	1.03%	89,135	206	0.92%	171,718	414	0.96%
Total interest-bearing deposits	1,351,839	757	0.22%	1,344,054	834	0.25%	1,388,662	1,259	0.36%
FHLB advances	353,637	1,149	1.30%	381,061	1,228	1.29%	404,174	1,309	1.30%
Federal Reserve PPPLF	—	—	—%	—	—	—%	10,297	9	0.35%
Other borrowings	35,270	466	5.28%	32,630	449	5.50%	24,419	400	6.55%
Junior subordinated notes	10,073	280	11.12%	10,070	280	11.12%	10,059	281	11.17%
Total interest-bearing liabilities	1,750,819	2,652	0.61%	1,767,815	2,791	0.63%	1,837,611	3,258	0.71%
Non-interest-bearing demand deposit accounts	577,378			556,029			473,489
Other non-interest-bearing liabilities	56,280			59,865			88,496
Total liabilities	2,384,477			2,383,709			2,399,596
Stockholders’ equity	228,428			224,489			204,149
Total liabilities and stockholders’ equity	$2,612,905			$2,608,198			$2,603,745
Net interest income		$20,924			$21,223			$22,512
Interest rate spread			3.21%			3.27%			3.51%
Net interest-earning assets	$721,194			$692,752			$604,124
Net interest margin			3.39%			3.45%			3.69%
(1)The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)Includes amortized cost basis of assets available for sale and held to maturity.
(3)Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)Represents annualized yields/rates.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Year Ended
(Dollars in thousands)	December 31, 2021			December 31, 2020
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,387,434	$51,930	3.74%	$1,245,886	$51,188	4.11%
Commercial and industrial loans(1)	727,923	37,470	5.15%	701,328	35,487	5.06%
Direct financing leases(1)	19,591	872	4.45%	26,564	1,039	3.91%
Consumer and other loans(1)	44,206	1,572	3.56%	37,544	1,446	3.85%
Total loans and leases receivable(1)	2,179,154	91,844	4.21%	2,011,322	89,160	4.43%
Mortgage-related securities(2)	159,242	2,633	1.65%	173,084	3,548	2.05%
Other investment securities(3)	44,739	777	1.74%	31,809	639	2.01%
FHLB stock	13,066	651	4.98%	11,576	671	5.80%
Short-term investments	64,308	90	0.14%	37,314	161	0.43%
Total interest-earning assets	2,460,509	95,995	3.90%	2,265,105	94,179	4.16%
Non-interest-earning assets	144,499			154,511
Total assets	$2,605,008			$2,419,616
Interest-bearing liabilities
Transaction accounts	$506,693	988	0.19%	$392,577	1,448	0.37%
Money market	693,608	1,183	0.17%	651,402	2,842	0.44%
Certificates of deposit	47,020	396	0.84%	111,698	2,198	1.97%
Wholesale deposits	119,831	986	0.82%	142,591	2,434	1.71%
Total interest-bearing deposits	1,367,152	3,553	0.26%	1,298,268	8,922	0.69%
FHLB advances	376,781	4,908	1.30%	379,891	5,507	1.45%
Federal Reserve PPPLF	—	—	—%	15,207	54	0.36%
Other borrowings	31,935	1,759	5.51%	24,472	1,509	6.17%
Junior subordinated notes	10,068	1,113	11.05%	10,054	1,116	11.10%
Total interest-bearing liabilities	1,785,936	11,333	0.63%	1,727,892	17,108	0.99%
Non-interest-bearing demand deposit accounts	536,981			412,825
Other non-interest-bearing liabilities	61,580			82,337
Total liabilities	2,384,497			2,223,054
Stockholders’ equity	220,511			196,562
Total liabilities and stockholders’ equity	$2,605,008			$2,419,616
Net interest income		$84,662			$77,071
Interest rate spread			3.27%			3.17%
Net interest-earning assets	$674,573			$537,213
Net interest margin			3.44%			3.40%

(1)The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)Includes amortized cost basis of assets available for sale and held to maturity.
(3)Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)Represents annualized yields/rates.

PROVISION FOR LOAN AND LEASE LOSS COMPOSITION

(Unaudited)	For the Three Months Ended					For the Year Ended
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Change in general reserve due to subjective factor changes	$(805)	$(51)	$(652)	$1,082	$1,008	$(426)	$5,460
Change in general reserve due to historical loss factor changes	(862)	(923)	(1,687)	(984)	1,274	(4,456)	949
Charge-offs	106	364	2,894	144	6,685	3,508	8,139
Recoveries	(274)	(1,634)	(545)	(2,673)	(68)	(5,126)	(332)
Change in specific reserves on impaired loans, net	(64)	(451)	(1,466)	(194)	(5,216)	(2,175)	316
Change due to loan growth, net	1,391	426	498	557	639	2,872	2,276
Total provision for loan and lease losses	$(508)	$(2,269)	$(958)	$(2,068)	$4,322	$(5,803)	$16,808

PERFORMANCE RATIOS

	For the Three Months Ended					For the Year Ended
(Unaudited)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Return on average assets (annualized)	1.32%	1.41%	1.26%	1.51%	0.93%	1.37%	0.70%
Return on average equity (annualized)	15.04%	16.39%	15.09%	18.48%	11.92%	16.21%	8.64%
Efficiency ratio	61.92%	65.68%	64.17%	62.19%	60.02%	63.49%	63.09%
Interest rate spread	3.21%	3.27%	3.31%	3.27%	3.51%	3.27%	3.17%
Net interest margin	3.39%	3.45%	3.49%	3.44%	3.69%	3.44%	3.40%
Average interest-earning assets to average interest-bearing liabilities	141.19%	139.19%	136.54%	134.23%	132.88%	137.77%	131.09%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Non-accrual loans and leases	$6,358	$7,433	$11,422	$18,992	$26,617
Foreclosed properties	164	172	179	31	34
Total non-performing assets	6,522	7,605	11,601	19,023	26,651
Performing troubled debt restructurings	217	53	56	59	46
Total impaired assets	$6,739	$7,658	$11,657	$19,082	$26,697

Non-accrual loans and leases as a percent of total gross loans and leases	0.28%	0.35%	0.53%	0.85%	1.24%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.29%	0.36%	0.54%	0.85%	1.24%
Non-performing assets as a percent of total assets	0.25%	0.29%	0.40%	0.73%	1.04%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.09%	1.16%	1.20%	1.29%	1.33%
Allowance for loan and lease losses as a percent of non-accrual loans and leases	382.76%	331.98%	224.79%	152.60%	107.15%

ASSET QUALITY RATIOS - EXCLUDING NET PPP LOANS

(Unaudited)	As of
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Non-accrual loans and leases as a percent of total gross loans and leases	0.29%	0.36%	0.56%	0.96%	1.38%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.29%	0.37%	0.57%	0.96%	1.38%
Non-performing assets as a percent of total assets	0.25%	0.30%	0.42%	0.81%	1.14%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.10%	1.20%	1.27%	1.47%	1.48%
PPP loans outstanding, net	$27,297	$64,454	$120,723	$267,567	$225,323

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Year Ended
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Charge-offs	$106	$364	$2,894	$144	$6,685	$3,508	$8,139
Recoveries	(274)	(1,634)	(545)	(2,673)	(68)	(5,126)	(332)
Net (recoveries) charge-offs	$(168)	$(1,270)	$2,349	$(2,529)	$6,617	$(1,618)	$7,807
Net (recoveries) charge-offs as a percent of average gross loans and leases (annualized)	(0.03)%	(0.24)%	0.42%	(0.46)%	1.21%	(0.07)%	0.39%
Annualized (recoveries) charge-offs as a percent of average gross loans and leases, excluding average net PPP loans	(0.03)%	(0.25)%	0.47%	(0.52)%	1.39%	(0.08)%	0.43%
Average PPP loans outstanding, net	$52,923	$87,517	$229,165	$242,242	$282,259	$152,264	$215,025

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Total capital to risk-weighted assets	10.82%	11.14%	11.22%	11.52%	11.25%
Tier I capital to risk-weighted assets	8.94%	9.14%	9.14%	9.24%	8.96%
Common equity tier I capital to risk-weighted assets	8.55%	8.73%	8.72%	8.81%	8.53%
Tier I capital to adjusted assets	8.94%	8.69%	8.48%	8.37%	7.99%
Tangible common equity to tangible assets	8.34%	8.28%	7.33%	7.76%	7.60%
Tangible common equity to tangible assets, excluding net PPP loans	8.42%	8.50%	7.66%	8.65%	8.33%

LOAN AND LEASE RECEIVABLE COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Commercial real estate:
Commercial real estate - owner occupied	$235,589	$241,977	$253,600	$256,812	$253,882
Commercial real estate - non-owner occupied	661,423	639,423	614,289	592,090	564,532
Land development	42,792	39,119	45,056	46,544	49,839
Construction	179,841	139,933	139,943	151,345	141,043
Multi-family	320,072	313,787	319,351	322,384	311,556
1-4 family	14,911	13,487	19,769	23,319	38,284
Total commercial real estate	1,454,628	1,387,726	1,392,008	1,392,494	1,359,136
Commercial and industrial	730,819	681,065	695,442	784,305	732,318
Direct financing leases, net	15,743	16,810	18,142	19,616	22,331
Consumer and other:
Home equity and second mortgages	4,223	4,576	5,740	6,719	7,833
Other	35,518	35,645	36,567	38,266	28,897
Total consumer and other	39,741	40,221	42,307	44,985	36,730
Total gross loans and leases receivable	2,240,931	2,125,822	2,147,899	2,241,400	2,150,515
Less:
Allowance for loan and lease losses	24,336	24,676	25,675	28,982	28,521
Deferred loan fees	1,523	2,516	4,338	6,288	4,545
Loans and leases receivable, net	$2,215,072	$2,098,630	$2,117,886	$2,206,130	$2,117,449

DEPOSIT COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Non-interest-bearing transaction accounts	$589,559	$526,047	$774,253	$496,877	$472,818
Interest-bearing transaction accounts	530,225	517,248	511,698	561,466	503,992
Money market accounts	754,410	728,751	685,127	632,065	641,504
Certificates of deposit	54,091	57,598	45,137	46,818	64,694
Wholesale deposits	29,638	74,638	144,492	165,492	172,508
Total deposits	$1,957,923	$1,904,282	$2,160,707	$1,902,718	$1,855,516

TRUST ASSETS COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Trust assets under management	$2,711,760	$2,545,089	$2,362,257	$2,195,804	$2,061,772
Trust assets under administration	208,954	202,657	202,116	190,721	187,228
Total trust assets	$2,920,714	$2,747,746	$2,564,373	$2,386,525	$2,249,000

NON-GAAP RECONCILIATIONS
Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company’s management believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE
“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Common stockholders’ equity	$232,422	$225,280	$221,452	$214,491	$206,162
Goodwill and other intangible assets	(12,268)	(12,229)	(12,178)	(12,055)	(12,018)
Tangible common equity	$220,154	$213,051	$209,274	$202,436	$194,144
Common shares outstanding	8,457,564	8,483,099	8,617,761	8,638,195	8,566,960
Book value per share	$27.48	$26.56	$25.70	$24.83	$24.06
Tangible book value per share	26.03	25.11	24.28	23.43	22.66

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
“Tangible common equity to tangible assets’’ is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Common stockholders’ equity	$232,422	$225,280	$221,452	$214,491	$206,162
Goodwill and other intangible assets	(12,268)	(12,229)	(12,178)	(12,055)	(12,018)
Tangible common equity	$220,154	$213,051	$209,274	$202,436	$194,144
Total assets	$2,652,905	$2,584,410	$2,865,669	$2,620,718	$2,567,837
Goodwill and other intangible assets	(12,268)	(12,229)	(12,178)	(12,055)	(12,018)
Tangible assets	$2,640,637	$2,572,181	$2,853,491	$2,608,663	$2,555,819
Tangible common equity to tangible assets	8.34%	8.28%	7.33%	7.76%	7.60%
Period-end net PPP loans	27,297	64,454	120,722	267,567	225,323
Tangible assets, excluding net PPP loans	$2,613,340	$2,507,727	$2,732,769	$2,341,096	$2,330,496
Tangible common equity to tangible assets, excluding net PPP loans	8.42%	8.50%	7.66%	8.65%	8.33%

EFFICIENCY RATIO & PRE-TAX, PRE-PROVISION ADJUSTED EARNINGS
“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on foreclosed properties, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. “Pre-tax, pre-provision adjusted earnings” is defined as operating revenue less operating expense. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. The information provided below reconciles the efficiency ratio and pre-tax, pre-provision adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Year Ended
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Total non-interest expense	$17,531	$18,490	$18,184	$17,330	$17,651	$71,535	$68,898
Less:
Net loss (gain) on foreclosed properties	7	6	(1)	3	54	15	383
Amortization of other intangible assets	2	7	8	8	8	25	35
SBA recourse (benefit) provision	(122)	(69)	245	(130)	(330)	(76)	(278)
Tax credit investment impairment	—	—	—	—	328	—	2,395
Loss on early extinguishment of debt	—	—	—	—	—	—	744
Total operating expense (a)	$17,644	$18,546	$17,932	$17,449	$17,591	$71,571	$65,619
Net interest income	$20,924	$21,223	$21,652	$20,863	$22,512	$84,662	$77,071
Total non-interest income	7,569	7,015	6,321	7,195	6,799	28,100	26,940
Less:
Net gain (loss) on sale of securities	—	—	29	—	—	29	(4)
Adjusted non-interest income	7,569	7,015	6,292	7,195	6,799	28,071	26,944
Total operating revenue (b)	$28,493	$28,238	$27,944	$28,058	$29,311	$112,733	$104,015
Efficiency ratio	61.92%	65.68%	64.17%	62.19%	60.02%	63.49%	63.09%

Pre-tax, pre-provision adjusted earnings (b - a)	$10,849	$9,692	$10,012	$10,609	$11,720	$41,162	$38,396
Average total assets	$2,612,905	$2,608,198	$2,621,340	$2,577,164	$2,603,745	$2,605,008	$2,419,616
Pre-tax, pre-provision adjusted return on average assets	1.66%	1.49%	1.53%	1.65%	1.80%	1.58%	1.59%

ADJUSTED NET INTEREST MARGIN
“Adjusted Net Interest Margin” is a non-GAAP measure representing net interest income excluding the fees in lieu of interest and other recurring but volatile components of net interest margin divided by average interest-earning assets less average net PPP loans, if any, and other recurring but volatile components of average interest-earning assets. Fees in lieu of interest are defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. In the judgment of the Company’s management, the adjustments made to net interest income allow investors and analysts to better assess the Company’s net interest income in relation to its core client-facing loan and deposit rate changes by removing the volatility that is associated with these recurring but volatile components. The information provided below reconciles the net interest margin to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Year Ended
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Interest income	$23,576	$24,014	$24,599	$23,806	$25,770	$95,995	$94,179
Interest expense	2,652	2,791	2,947	2,943	3,258	11,333	17,108
Net interest income (a)	20,924	21,223	21,652	20,863	22,512	84,662	77,071
Less:
Fees in lieu of interest	1,700	2,839	3,536	3,085	4,749	11,160	9,315
PPP loan interest income	134	221	566	603	718	1,524	2,198
FRB interest income and FHLB dividend income	179	212	192	158	188	741	789
Add:
FRB PPPLF interest expense	—	—	—	—	9	—	54
Adjusted net interest income (b)	$18,911	$17,951	$17,358	$17,017	$16,866	$71,237	$64,823
Average interest-earning assets (c)	$2,472,013	$2,460,567	$2,483,447	$2,425,499	$2,441,735	$2,460,509	$2,265,105
Less:
Average net PPP loans	52,923	87,517	229,165	242,242	282,259	152,264	215,025
Average FRB cash and FHLB stock	71,939	129,469	68,503	36,643	45,611	76,880	46,595
Average non-accrual loans and leases	6,796	11,298	16,744	22,069	36,013	14,172	27,656
Adjusted average interest-earning assets (d)	$2,340,355	$2,232,283	$2,169,035	$2,124,545	$2,077,852	$2,217,193	$1,975,829
Net interest margin (a / c)	3.39%	3.45%	3.49%	3.44%	3.69%	3.44%	3.40%
Adjusted net interest margin (b / d)	3.23%	3.22%	3.20%	3.20%	3.25%	3.21%	3.28%